SENIOR NOTE


U. S. $1,000,000.00           Effective as of December 31, 1997

     FOR VALUE RECEIVED, the undersigned, GOLF TRAINING SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Maker"), promises to pay to the order of JOHN H. LAERI, JR. (hereinafter, together with his successors and assigns, referred to as "Holder"), at his office at 9 Burr Road, Westport, Connecticut 06880-4220, or at such other place as Holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of One Million and No/100 Dollars ($1,000,000.00) or such lesser amount as may be borrowed hereunder, together with interest on the principal balance from time to time outstanding during the term of this Note at a rate of Ten percent (10%) per annum. Interest will be calculated on the basis of each calendar month being equal to one-twelfth of a calendar year with interest computed for any partial month on the actual number of days elapsed during such month. All payments made hereon shall be applied first to accrued and unpaid interest and the remainder to principal.

     Maker acknowledges Holder's disbursement of Seven Hundred Fifty Thousand Dollars ($750,000.00) of the indebtedness evidenced hereby. Maker further acknowledges and agrees that Holder shall not be obligated to disburse the remaining Two Hundred Fifty Thousand Dollars ($250,000.00) of the indebtedness hereof except in accordance with the terms of that certain Loan Agreement of even date herewith between Maker and Holder (the "Loan Agreement").

     This Note shall mature and the entire outstanding principal balance hereof, together with all then accrued and unpaid interest, shall be due and payable on June 30, 1998. Notwithstanding the foregoing, this Note shall mature earlier than June 30, 1998 and certain sums, in addition to the entire principal balance hereof and all then accrued and unpaid interest, shall then be due and payable in the circumstances and as further described in Section 2 of the Loan Agreement.

     This Note is secured by certain collateral documents including without limitation a certain Security Agreement (the "Senior Security Agreement") of even date herewith between Holder and Maker. Reference is made to such collateral documents for a statement of certain obligations of the Maker, a description of the properties, pledged and assigned, the nature and extent of the security and the rights of the parties under the collateral documents in respect of such security, and for a statement of certain terms and conditions under which the maturity of this Note may be accelerated. This Note, the Senior Security Agreement, the above-referenced Loan Agreement, such collateral documents and all other documents evidencing or securing the indebtedness hereof are herein collectively referred to as the "Loan Documents." Upon the occurrence of an Event of Default (as defined in the Senior Security Agreement), at the Holder's option, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon shall immediately become due and payable, without notice or demand, and Holder shall have all rights and remedies stated in this Note and the Loan Documents. Such rights or remedies shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy.

     In the event that Holder institutes legal proceedings to enforce this Note or refers the same to an attorney-at-law for enforcement or collection after default or maturity, Maker agrees to pay to Holder, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings, including reasonable attorneys' fees actually incurred.

     This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or retention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable laws ("Maximum Rate") in accordance with the written agreement of the parties. Determination of the rate of interest for the purpose of determining whether this Note is usurious under applicable law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest or other sums deemed to be interest at any time contracted for, charged or received from Maker in connection with this Note. Maker or any endorsers or other parties now or hereafter becoming liable for payment of this Note shall never be required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances Holder shall ever receive as interest an amount which would exceed the Maximum Rate applicable to Maker, such amount which would be excessive interest shall, at the option of Holder, be applied against the unpaid principal balance on this Note or, if this Note has been paid in full, be repaid by Holder to Maker.

     Holder shall not by an act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

     Maker hereby consents and agrees that Holder may at any time, and from time to time, without notice to or further consent from Maker, either with or without consideration, release, surrender or impair any property or other security of any kind or nature whatsoever held by Holder securing this Note; grant releases, compromises and indulgences with respect to this Note or the other Loan Documents as to any persons or entities now or hereafter liable thereunder or hereunder; release any endorser of this Note, the Loan Documents or any other of the Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Holder shall take or fail to take in connection with this Note or the Loan Documents, or any of them, nor any course of dealing with or any other person, shall be deemed to release Maker's obligations hereunder, affect this Note in any way or afford any Maker any recourse against Holder.

     Maker hereby waives (a) any defense that may arise by reason of the lack of authority of any other person or entity, or the failure of Holder to file or enforce a claim against the estate (either in bankruptcy, or any other proceeding) of Maker; (b) any defense based upon failure of Holder to commence an action against Maker (other than a defense based on a statute of limitations); (c) any duty on the part of Holder to disclose to Maker any facts it may now or hereafter know regarding Maker; (d) demand for payment of any of the indebtedness or performance of any of the obligations hereby evidenced; (e) protest and notice of dishonor or of default to Maker or to any other party with respect to the indebtedness; (f) any and all other notices whatsoever to which Maker might otherwise be entitled; and (g) any defense based on lack of due diligence by Holder in collection, protection, perfection or realization upon any collateral securing the indebtedness evidenced by this Note.

     The liability of Maker under this Note shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against security or liens available to Holder, its successors, successors-in-title, endorsees or assigns. Maker waives any right to require that an action be brought against any other person or to require that resort be had to any security held by Holder.

     Every person or entity at any time liable for the payment of the debt evidenced hereby, waives presentment for payment, demand, notice of non-payment of this Note, notice of intent to accelerate, notice of acceleration of the maturity hereof, protest and notice of protest and consents that Holder may extend the time of payment of any part of the whole of the debt at any time at the request of any other person or entity liable.

     Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

     This Note and all provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed a consent to any assignment or conveyance which is restricted or prohibited by the terms of this Note or the Loan Documents.

     All notices to Maker and Holder hereunder shall be deemed to have been sufficiently given or served for all purposes when sent pursuant to the notice requirements in the Senior Security Agreement.

     This Note shall be governed and construed under the laws of the State of Georgia.

     IN WITNESS WHEREOF, Maker has signed, sealed and delivered this Note as of the date first hereinabove written.

                              MAKER:

                              GOLF TRAINING SYSTEMS, INC., a
                              Delaware corporation


                            By: /s/ Daniel A. Gordon
                                   ----------------------

                                   Title: Chief Executive Officer

                              Attest: /s/ Thomas B. Adams
                                      -------------------

                                   Title: Assistant Secretary

                                           (CORPORATE SEAL)